Exhibit 770
Kemper Aggressive Growth Fund
Form N-SAR for the period ended 9/30/97
File No. 811-07855

Offering Date: 5/8/97
Description of Security: American Disposal Services Inc. Total Amount of Underwriting: 4,000,000 Shares
Name of Fund: Kemper Aggressive Growth Fund
Amount Purchased: 13,000 Shares
Affiliate That Participated in Underwriting: Gruntal and Co. Amount Purchased 4% Limit (1): 0.3%
Amount Purchased 3% Limit (2): 2.9%
Purchased From: Oppenheimer & Co., Inc.
Underwriting syndicates members: Oppenheimer & Co., Inc., Credit Suisse First Boston Corp., Alex. Brown & Sons Inc., Deutsche Morgan Grenfell Inc., A.G. Edwards & Sons, Inc., Goldman, Sachs & Co., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Inc., Smith Barney Inc., Robert W. Baird & Co., Inc., Crowell, Weedon & Co., Fahnestock & Co. Inc., First Analysis Securities Corp., GS2 Securities, Inc. C.L. King & Assoc., Inc., McDonald & Company Securities, Inc., Morgan Keegan & Co., Inc., Pacific Growth Equities Inc., Parker/Hunter Inc., Rauscher Pierce Refsnes Inc., Raymond James & Associates, Inc., Sanders Morris Mundy Inc., Van Kasper & Co.

Offering Date: 7/2/97
Description of Security: Centennial Healthcare Corp.
Total Amount of Underwriting: 4,000,000 Shares
Name of Fund: Kemper Aggressive Growth Fund
Amount Purchased: 1,600 Shares
Affiliate That Participated in Underwriting: Gruntal and Co. Amount Purchased 4% Limit (1): 0.5%
Amount Purchased 3% Limit (2): 0.3%
Purchased from: Alex. Brown & Sons Inc.
Underwriting syndicates members: Alex. Brown & Sons Inc., Donaldson, Lufkin & Jenrette Securities Corp., Morgan Stanley & Co., Inc., Equitable Securities Corp., ABN AMRO Chicago Corp., Bear, Stearns & Co., Inc., Credit Suisse First Boston Corp., Merrill Lynch, Pierce, Fenner & Smith Inc., Oppenheimer & Co., Inc., Prudential Securities Inc., Robertson, Stephens & Co., LLC, Salomon Brothers Inc., J.C. Bradford & Co., Gerard Klauer Mattison & Co., Inc., J.J.B. Hilliard, W.L. Lyons, Inc., Interstate/Johnson Lane Corp., Janney Montgomery Scott Inc., McDonald & Company Securities, Inc., Needham & Co., Inc., Raymond James & Associates, Inc., The Robinson-Humphrey Co., Inc., Sands Brothers & Co., Ltd., Stephens Inc.
Offering Date: 4/16/97
Description of Security: DeCrane Aircraft Holdings Inc. Total Amount of Underwriting: 2,797,423 Shares
Name of Fund: Kemper Aggressive Growth Fund
Amount Purchased: 4,200 Shares
Affiliate That Participated in Underwriting: Gruntal and Co. Amount Purchased 4% Limit (1): 1.8%
Amount Purchased 3% Limit (2): 0.8%
Purchased From: Schroder Wertheim & Co. Inc.
Underwriting syndicates members: Schroder Wertheim & Co. Inc., Dillon, Read & Co., Inc., Bear, Stearns & Co., Inc., Alex Brown & Sons Inc., BT Securities Corp., Donaldson, Lufkin & Jenrette Securities Corp., A.G. Edwards & Sons, Inc., Goldman, Sachs & Co., Lazard Freres & Co. LLC, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Inc., Oppenheimer & Co., Inc., Prudential Securities Inc., Smith Barney Inc., Arnhold & S. Bleichroeder,
Inc., Cowen & Co., Gabelli & Co., Inc., Janney Montgomery Scott Inc., C.L. King & Associates, Inc., The Ohio Co., Ragen Mackenzie Inc., The Robinson-Humphrey Co., Inc., Sanders Morris Mundy Inc., Scott & Stringfellow, Inc., Wheat, First Securities, Inc.

Offering Date: 8/6/97
Description of Security: OCWEN Financial Corp.
Total Amount of Underwriting: 3,000,000 Shares
Name of Fund: Kemper Aggressive Growth Fund
Amount Purchased: 700 Shares
Affiliate That Participated in Underwriting: Gruntal and Co. Amount Purchased 4% Limit (1): 2.8%
Amount Purchased 3% Limit (2): 0.4%
Purchased from: Lehman Brothers Inc.
Underwriting syndicates members: Lehman Brothers Inc., Friedman, Billings, Ramsey & Co., Inc., Morgan Stanley & Co., Inc., Bear Stearns & Co., Inc., Credit Suisse First Boston Corp., Dillon, Read & Co., Inc., Donaldson, Lufkin & Jenrette Securities Corp., A.G. Edwards & Sons, Inc., EVEREN Securities Inc., Merrill Lynch & Co., Montgomery Securities, Oppenheimer & Co., Inc., Prudential Securities, Inc., Salomon Brothers, Inc., J.C. Bradford & Co., Allen C. Ewing & Co., Piper Jaffray, Inc., Raymond James & Associates Inc., Robinson-Humphrey Co., Inc., Sandler, O'Neill & Partners, L.P., Southeast Research Partners, Inc.








Offering Date: 06/24/97
Description of Security: Waterlink, Inc.
Total Amount of Underwriting: 4,500,000 Shares
Name of Fund: Kemper Aggressive Growth Fund
Amount Purchased: 3,200 Shares
Affiliate That Participated in Underwriting: Gruntal and Co. Amount Purchased 4% Limit (1): 0.9%
Amount Purchased 3% Limit (2): 0.5%
Purchased from: Smith Barney Inc.
Underwriting syndicates members: Smith Barney Inc., Oppenheimer & Co., Inc., Sanders Morris Mundy Inc., Robert
W. Baird & Co. Inc., Bear, Stearns & Co, Inc., Alex. Brown & Sons Inc., Cleary Gull Reiland & McDevitt Inc., Credit Suisse First Boston Corp., Dain Bosworth Inc., Deutsche Morgan Grenfell Inc., Donaldson, Lufkin & Jenrette Securities Corp., EVEREN Securities, Inc., First Analysis Securities Corp., First of Michigan Corp., Goldman, Sachs & Co., Hoefer & Arnett, Inc., Edward D. Jones & Co., L.P., McDonald & Company Securities, Inc., Merrill Lynch, Pierce, Fenner & Smith Inc., NatWest Securities Ltd., The Ohio Co., PaineWebber Inc., Parker/Hunter Inc., Ragen MacKenzie Inc., Rauscher Pierce Refsnes, Inc., Raymond James & Associates, Inc., The Robinson-Humphrey Co., Inc., Salomon Brothers Inc.

(1) The amount purchased may not be greater than 4% of the total prinicipal amount of an issue. Percentage applies to all Funds purchasing shares.

(2) The amount purchased may not greater than 3% of the Funds total assets.